Exhibit 10.12
FIRST AMENDMENT TO THE
BOB EVANS FARMS, INC.
SECOND AMENDED AND RESTATED
1998 STOCK OPTION AND INCENTIVE PLAN
     This First Amendment (this “Amendment”) to the Second Amended and Restated Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan (the “Plan”) is effective as of November 18, 2008.
     WHEREAS, Bob Evans Farms, Inc. (the “Company”) previously adopted the Plan; and
     WHEREAS, pursuant to Section 17 of the Plan, the Company desires to amend the Plan.
     NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 14 of the Plan is hereby deleted in its entirety and the following is substituted therefor:
Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or Common Shares deliverable under the Plan after giving the person entitled to receive such amount or Common Shares notice as far in advance as practicable. Notwithstanding the foregoing, to the extent that the Company has a withholding obligation prior to the settlement of an Award, the Company shall withhold from other amounts owed to the Participant or require the Participant to remit to the Company an amount sufficient to satisfy any withholding obligation.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

BOB EVANS FARMS, INC.
/s/ Joe Eulberg
Printed Name: J. R. Eulberg
Its: Senior V.P., H.R.